UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2011

First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS	39090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 289-5121

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 13, 2011, the Company held its regular annual stockholders’ meeting. Two items were voted on at the meeting. As of the February 23, 2011 record date there were 9,166,803 shares entitled to vote.

Item 1. Election of Directors
The stockholders elected six directors to serve three year terms expiring in April 2014 as summarized below:

Directors Elected	Votes For	Votes Withheld

Class III (three year term):
Hollis C. Cheek	5,020,909	204,167
Jon A. Crocker	4,980,380	244,696
James D. Frerer	4,886,029	339,047
Otho E. Pettit, Jr.	3,968,122	1,256,954
Julie B. Taylor	4,839,448	385,628
Lawrence D. Terrell, Jr.	4,896,802	328,274

Item 2. Advisory Vote on Compensation of Executive Officers
The American Recovery and Reinvestment Act of 2009 requires recipients of funds under the Community Development Capital Initiative to permit a separate shareholder vote to approve the compensation of executives. The stockholders approved the executive compensation as follows:

Votes For	Votes Against	Abstained
4,694,888	381,494	148,694

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION

Date: April 15, 2011	/s/ John G. Copeland
Name: John G. Copeland
Title: EVP & Chief Financial Officer